BOARD MEMBER AGREEMENT

THIS BOARD MEMBER AGREEMENT (this “Agreement”) is made and entered into as of the __ day of _____, 20__ (the “Effective Date”) by and between Bullion Monarch Mining, Inc., a Utah corporation (the “Company”), and ____________, an individual (“Board Member”).

RECITALS

A.

The Company desires to invite Board Member to serve on its Board of Directors;

B.

Board Member has expressed his or her willingness to serve on the Company’s Board of Directors; and

C.

The Company and Board Member desire to enter into this Agreement to establish the terms and conditions that will govern their relationship.

AGREEMENT

NOW THEREFORE, the Company and Board Member, intending to be legally bound, hereby agree as follows:

1.

Service.  Commencing on the Effective Date, Board Member agrees to serve on the Company’s Board of Directors until such time as Board Member may resign, be removed, or be re-elected pursuant to the Company’s bylaws.

2.

Director’s Fees.  The Company shall compensate Board Member for services rendered on behalf of the Company in the amount of $500.00, to be paid monthly.

3.

Duties of Board Member.

3.1

General.  Board Member shall be responsible to support and realize the achievement of the Company’s long and short-term objectives as they relate to the strategic and business plans of the Company.  Board Member agrees to represent himself/herself in a professional manner at all times, to promote and enhance the Company’s reputation, visibility, and financial strength, and to represent and project the Company in the highest regard.  Board Member acknowledges and agrees that he/she has a fiduciary duty of loyalty to the Company and is obligated to conduct himself/herself on behalf of the Company in a manner that reflects the best interests of the Company.  In performing his/her duties, and throughout the term of this Agreement, Board Member agrees:

a)

To faithfully, industriously, and to the best of his/her ability, experience, and talents, perform all of the duties that may be required of and from him/her pursuant to the express and implicit terms of this Agreement in a timely manner,

b)

To do and perform all appropriate duties necessary or advisable to the effective and efficient operations of the Company subject to the control and general supervision of the entire Board of Directors of the Company, and

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c)

To devote such time and effort to the performance of this Agreement and his/her duties as may be fairly and reasonably necessary.

3.2

Location.  Board Member agrees to meet, as often as may be reasonably necessary, at the Company’s facilities located in Utah; provided that, the Company shall make reasonable accommodations to allow Board Member to participate in meetings telephonically or via other electronic means.  The Company agrees to pay for all of the Board Member’s actual travel costs incurred in connection with Board Member’s services under this Agreement.

3.3

Noncompetition.  Except as otherwise provided herein, while Board Member is serving on the Company’s Board of Directors and for a period of three (3) years after termination of this Agreement, Board Member agrees that he/she shall not:  (i) engage in any manner in any business or be employed by any other person, company or business entity, whether for compensation or otherwise, that is in competition with the Company’s business activities without the prior written consent of the Company;  and (ii) shall not have any financial interest or participation with any person, company or business entity which is engaged, directly or indirectly, in any business which competes with the Company.  The foregoing restrictions shall apply within the geographic boundaries of the United States.

3.4

Termination.  This Agreement shall terminate once Board Member no longer serves as a member of the Company’s Board of Directors pursuant to the provisions of the Company’s bylaws.  Board Member agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Board Member incident to his/her services belong to the Company and shall be promptly returned at the request of the Company.  Board Member agrees that following any termination of this Agreement, he/she shall cooperate with the Company in the winding up or transferring to other directors of any pending work.

4.

Expenses.  The Company, in accordance with its policies, rules and regulations that may be issued or modified from time to time, shall reimburse Board Member for all of his reasonable, customary, and necessary travel, lodging, entertainment, and miscellaneous business expenses incurred in the performance of his/her duties hereunder in accordance with the policies set by the Company for reimbursement of such expenses.

5.

Records.  Board Member shall have reasonable access to the books and records of the Company, as necessary, to enable Board Member to fulfill his/her obligations as a member of the Company’s Board of Directors.

6.

Indemnification.  The Company shall indemnify and defend Board Member against any liability incurred in the performance of Board Member’s reasonable services to the Company to the fullest extent authorized in Company's articles of incorporation, as amended, bylaws, as amended, and applicable law. The Company has purchased directors and officers liability insurance, and Board Member shall be entitled to the protection of any insurance policies the Company maintains for the benefit of its Board of Directors and officers against all costs, charges and expenses in connection with any action, suit, or proceeding to which he/she may be made a party by reason of his/her affiliation with the Company, its subsidiaries, or affiliates.

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7.

Proprietary Information; Assignment of Inventions; Nonsolicitation.  Board Member shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform his/her duties under this Agreement, as required by a lawful government order or subpoena, or as authorized in writing by the Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Board Member as a result of performing services for the Company.  "Proprietary Information" means all information pertaining in any manner to the business of the Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Board Member’s general knowledge prior to his/her relationship with the Company; or (iii) the information is disclosed to Board Member without restriction by a third party who rightfully possesses the information and did not learn of it from the Company.  Board Member shall not exploit or attempt to exploit in any way or manner whatsoever the Proprietary Information for its own private benefit or for the benefit of any person, firm or entity other than the Company.  Board Member shall notify the Company immediately upon discovery of any unauthorized use or disclosure of the Proprietary Information.

Board Member acknowledges that all inventions, software, original works of authorship, developments, concepts, know-how, improvements, trade secrets or other work product which are made by Board Member (solely or jointly with others) within the scope of and as part of Board Member’s services to the Company (collectively referred to herein as “Inventions”) are “works made for hire” (to the greatest extent permitted by applicable law) and Board Member is hereby compensated therefor by the amounts paid to Board Member under this Agreement.

During the term of this Agreement and for a period of three (3) years thereafter, Board Member shall not, without the Company’s prior written consent, solicit the employment of (or a consulting relationship with) or employ or engage, whether for itself or on the behalf of others, any employee, consultant, contractor, or advisor of the Company.

8.

Conflict of Interest.  Except as set forth on the attached Disclosure Schedule, Board Member agrees that during the term of this Agreement, he/she shall not enter into on behalf of himself/herself or any member of his/her family, any interest, activity, ownership or employment, whether direct or indirect, paid or not paid, which conflicts or appears to conflict with Board Member’s responsibilities to the Company.  Furthermore, Board Member will not engage in any activity that creates an actual conflict of interest with the Company, regardless of whether such activity is prohibited by the Company's conflict of interest guidelines or this Agreement, and Board Member agrees to notify the Board of Directors before engaging in any activity that creates a potential conflict of interest with Company.

9.

Assignment and Transfer.  Board Member’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, except as expressly indicated herein, and any purported assignment, transfer or delegation thereof shall be void.

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10.

No Inconsistent Obligations; Representations and Warranties of Board Member.  Except as set forth on the attached Disclosure Schedule, Board Member is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his/her services and duties to the Company.  In addition, by his/her signature below, Board Member acknowledges that he/she has reviewed the memorandum set forth on Schedule A, which is attached hereto and made part of this Agreement by this reference, and Board Member agrees to conduct himself/herself in manner that is reasonably consistent with the memorandum set forth on Schedule A, as may be amended by the Company from time to time.  Board Member further represents and warrants to the Company that:  (i) Board Member has been truthful in all communications with the Company; (ii) Board Member has been truthful in disclosing to the Company his/her qualifications to serve as a member of the Company’ Board of Directors; and (iii) Board Member is reasonably qualified to serve on the Company’s Board of Directors.

11.

Miscellaneous.

11.1

Attorneys’ Fees.  Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Board Member’s service to the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such legal proceedings from the non-prevailing party or parties.

11.2

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, with venue in Utah County, without regard to conflict of law principles.

11.3

Entire Agreement; Counterparts.  This Agreement, together with attachments, contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.  For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.  Signatures transmitted by facsimile or other electronic means shall be deemed original signatures hereunder.

11.4

Amendment.  This Agreement may be amended only by a writing signed by Board Member and by a duly authorized representative of the Company.

11.5

Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

11.6

Construction.  The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.  The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Board Member.

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11.7

Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

11.8

Nonwaiver.  No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Board Member) or other person duly authorized by the Company.

11.9

Remedy for Breach.  The parties hereto agree that, in the event of breach or threatened breach of any covenants of Board Member, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate.  Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Board Member in the event of any breach or threatened breach of any of such provisions by Board Member, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

11.10

Notices.  Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Board Member’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

11.11

Assistance in Litigation.  Board Member shall, during and after his/her services to the Company, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

11.12

Opportunity to Consult Counsel.  Both parties hereto represent and agree that, prior to executing this Agreement, each has had the opportunity to consult with independent counsel concerning the terms of this Agreement.

11.13

Survival of Terms.  Sections 3.3, 7, and 10 shall survive the termination of this Agreement indefinitely.

[no further text – signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Board Member Agreement as of the date first written above.

COMPANY:

Bullion Monarch Mining, Inc., a Utah corporation

By:_______________________________

     R. Don Morris, Chairman

BOARD MEMBER:

_________________________________

[signature]

_________________________________

        [printed name]

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SCHEDULE A

(Memorandum to Board Member on Fiduciary Duties)

To:

The Board of Directors of Bullion Monarch Mining, Inc.

From:

Legal Counsel for the Corporation

Date:

N/A

Re:

Fiduciary Duties of Board Members

By its very nature, a corporation involves individuals, generally shareholders, who hold some kind of interest in the corporation and its business decisions.  Management standards are important because it is the managers who oversee shareholders’ interests in the corporation.  When shareholders are harmed, either directly, or indirectly, the liability for that harm rests with those in charge of making decisions on behalf of the corporation—the management.1  Additionally, management may have liability exposure due to government regulation in certain areas, such a securities and tax.  This memorandum serves as a general guide for the standard of conduct required of corporate management.  Except as otherwise referenced herein, the discussion does not center on any specific operational or other issues potentially giving rise to director, officer or manager liability.

I.

Corporate Governance: Generally

Corporate governance is the system by which business organizations are directed and controlled. The corporate governance structure specifies the allocation of rights and responsibilities among different participants in the organization, such as the board, officers, shareholders and other stakeholders, and spells out the rules and procedures for making decisions on corporate affairs.  By doing this, corporate governance also provides the structure through which the organization’s objectives are set, and the means of attaining those objectives and monitoring performance.  Those participating in corporate governance are held to certain standards of conduct, depending upon their specific role and responsibility.  These standards help protect business interests in at least three ways: (i) limiting the corporation’s liability (both inside and outside) for such things as negligence, (ii) preventing ineffective governance, and (iii) helping to ensure the furtherance of the organization’s purposes and goals.

A corporation has a two-tiered management structure.  The corporation’s shareholders elect or appoint a board of directors to oversee the management of the corporation on the shareholders’ behalf.  The board appoints and monitors the performance of corporate officers who are responsible for the corporation’s day-to-day operations.  The board further ensures that the officers adhere to corporate standards (both those set by the board and those existing under Utah law).  In performing their respective responsibilities, directors and officers are subject to certain duties, which are discussed below.

1 With respect to business entities, there are generally two types of liabilities we look at.  The first, called inside liabilities, arise from “inside” the company.  These may include employment claims or other types of claims against the company from employees, owners or others inside the company.  The second, called outside liabilities, are the result of claims brought by outside third parties as a result of company activities.  Directors and officers need to be aware of their responsibilities, so as to avoid personal liability for the company’s liabilities, whether inside or outside.

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II.

Corporations

Officers and directors must abide by certain prescribed standards of conduct which, in Utah, are set forth in the Utah Revised Business Corporation Act (the “Corporation Act”), Utah Code Ann. §16-10a.  Though directors and officers have the same general duties, their distinctive responsibilities may lead to different implications regarding their duties.  Where directors are concerned with the overall direction of the corporation, officers have more day-to-day responsibility.  Therefore, certain acts and omissions of an officer may render the officer liable, even if the directors are not liable.  In considering the duties discussed below, it is important to bear in mind this distinction.

A.

 Duties

Officers1 and directors owe their duties to the corporation itself and its shareholders, and not to any other person or organization, even though another person or organization may have standing to sue for breach of fiduciary duty.  Even when the corporation is controlled or owned by another entity, officers and directors owe their duty to the corporation and not to the affiliated entity.  If an individual is a director or officer of both a parent and a subsidiary, he or she owes duties to both entities and may not choose one above the other.

In Utah, the general standards of conduct for directors and officers are the same, even if their particular responsibilities may differ.  The Corporation Act encompasses two primary fiduciary obligations, in addition to the requirement that directors and officers act in good faith—the duty of care and the duty of loyalty.  Both of these duties require the performance or avoidance of certain conduct.

1.

Duty of Care

The duty of care requires that a director act “with the care an ordinarily prudent person in a like position would exercise under similar circumstances.”  Utah Code Ann. § 16-10a-840 (1)(b).  Under the duty of care, an officer or director can be liable both for actions and inactions, if a decision goes against what an ordinarily prudent person would do under similar circumstances.  In general, the duty of care requires that a director or officer be informed regarding corporation business, attend and participate in corporate meetings, share information with other officers or directors, and make informed decisions.  In addition, officers and directors must always obey the corporation’s charter and any applicable law.

Officers and directors should have enough information to make careful, educated, and reasoned decisions in guiding the corporation.  Being informed does not mean that a director or officer must know every detail of the corporation’s business, but they should inform themselves about the general happenings and status of the corporation.  Officers and directors should keep themselves informed by reviewing meeting minutes, reports, and financial records.  If necessary, they also should ask questions to be sure they understand the information presented.  Perhaps the most basic way that officers and

1   Officers of a corporation typically include a president, secretary and treasurer.  Each position carries certain specific responsibilities, which need to be carried out by the officer, keeping in mind the duties set forth herein.

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directors keep themselves informed is by attending and participating in a corporation’s meetings.  In fact, failure to attend required meetings on a regular basis may be enough on its own to constitute a claim against an officer or director for breach of fiduciary duty.

Another aspect of keeping officers and directors informed is creating systems and procedures to ensure that they receive material information on a timely basis.  This includes a financial reporting system that allows all relevant players to have necessary information regarding a corporation’s financial status.

In adhering to the law and to corporate governance documents, officers and directors should be sure that corporate formalities are kept.  These include holding meetings, keeping and approving minutes, and filing any required annual reports or tax returns.  Such records are not merely a formality—they also serve as evidence that officers and directors are making informed decisions and properly discharging their responsibilities.

2.

Duty of Loyalty

The duty of loyalty requires officers and directors to act “in a manner the director or officer reasonably believes to be in the best interests of the corporation.”  Id. § 16-10a-840 (1)(c).  This means that a director or officer must faithfully pursue the interests of the corporation, rather than his/her own interests or the interests of another person.  Under the Corporation Act, a conflicting interest is defined as a director’s interest in a transaction where the director or a “related person” is either “a party to the transaction or has a beneficial financial interest” in the transaction, such that the director would “reasonably be expected to exert an influence on the director’s judgment” if the director were to vote upon the transaction in question.  Id. § 16-10a-850 (1)(a).  A conflict of interest implicating the duty of loyalty also includes any transaction that involves an interest of another entity or individual to which the director owes a fiduciary duty.   There are two main types of transactions where this duty arises—self-dealing transactions and business opportunities.

(i)

Self-Dealing

A self-dealing, or “interested director” transaction occurs where a proposed transaction creates an actual or apparent conflict of interest between the corporation and the interests of a director.   These interests need not be financial, although they often are.  Such transactions are not prohibited, but disclosure is required.  Under the Corporations Act, the interested director must inform the other directors of the existence and nature of his/her conflicting interest, including all facts known to the interested director that an “ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction.”  Id. § 16-10a-850 (4).

Once the interested director makes the required disclosures, the disinterested directors may approve the transaction if the terms are fair, meaning that the terms of the transaction should be consistent with, and no less fair, than a deal negotiated at arm’s length.  It is important to note that in evaluating the fairness of a transaction involving an interested director, price is only one factor.

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(ii)

Business Opportunity

The second type of transaction that implicates the duty of loyalty is a corporate opportunity.  Under this duty, a director or officer who has a business opportunity related to the business of the corporation must consider whether to make this opportunity available to the corporation first.   A violation of the duty of loyalty occurs when a director or officer tries to usurp a corporation’s opportunity for him/herself or a third party.  In evaluating any potential business opportunity transaction, officers and directors are obligated to consider whether the proposed transaction falls within the corporation’s line of business and whether the corporation has an interest in the proposed transaction.  Other factors that may affect the analysis are the circumstances through which the director was made aware of the opportunity, the potential significance of the proposed transaction to the corporation, and the degree of interest the corporation may have.  Again, the duty of loyalty mandates that officers and directors always act in the best interests of the corporation.

That is not to say that a director or officer may never pursue a corporate opportunity.  If any director or officer believes that a proposed transaction is a corporate opportunity, the director or officer should disclose the opportunity and all material information surrounding the proposed transaction, to the board for a vote by the disinterested directors.  If the disinterested directors disclaim the corporation’s interest in the transaction, the director or officer may pursue it.

3.

Confidentiality

An issue worthy of specific note is the handling of confidential information.  Directors and officers should take care in protecting a corporation’s confidential information, including private information about employees, customers and clients.  Sharing confidential information may implicate both the duty of care and the duty of loyalty, depending on the facts and circumstances of a particular situation.  Disclosure of confidential information implicates the duty of care because it may subject the corporation to liability to individuals or others, or may otherwise harm the corporation (e.g. failing to protect trade secrets or private information of customers).  The duty of loyalty is implicated when directors or officers use confidential information to further personal interests.

B.

Reliance on Information and Others

In discharging either of the above-described duties, officers and directors need not rely only on their own resources.  While officers and directors are charged with providing direction and oversight to the corporation, they need not involve themselves in all of the day-to-day corporate operations.  They may select agents, appoint committees, and hire outside parties to provide necessary information, opinions, reports or statements.  Under the Corporation Act, officers and directors may “rely on information, opinions, reports, or statements including financial statements” if that information is prepared or presented by officers or employees of the corporation, professionals (such as legal counsel or accountants), or a committee of the board.  Id. § 16-10a-840(2).  Soliciting such information is part of the officer or director’s duty to make informed decisions.

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C.

Bases for Liability

 It is critical to understand that a mere violation of the duty of care and/or loyalty generally will not subject the director or officer to liability.  The Corporation Act makes clear that a director or officer is not liable for any breach of duty (whether by action or inaction) unless such breach “constitutes gross negligence, willful misconduct, or intentional infliction of harm on the corporation or the shareholders.”  Id. § 16-10a-840(4).

One source defines gross negligence as follows:  “Materially more want of care than constitutes simple inadvertence…and is distinguishable from a mere failure to exercise ordinary care.  It amounts to indifference to present legal duty and to utter forgetfulness of legal obligations so far as other persons may be affected.  It is a heedless and palpable violation of legal duty respecting the rights of others…Gross negligence is a manifestly smaller amount of watchfulness and circumspection than the circumstances require a person of ordinary prudence.”  Black’s Law Dictionary, 1033 (7th ed. 1990).

Willful misconduct is a somewhat higher standard, which requires voluntary and intentional misconduct that is “something more than negligence.”  Id. at 1014.  A breach involving intentional infliction of harm on the corporation is an even higher standard, which requires a “willingness to bring about something planned or foreseen.”  Id. at 814.

D.

Limitations of Liability and Indemnification

Liability may be limited through the application of the Business Judgment Rule. Under the Business Judgment Rule, the officers and directors of a corporation are immune from liability to the corporation for losses incurred in corporate transactions within their authority, so long as the transactions are made in good faith and with reasonable skill and prudence.  Directors and officers will not be liable for mere errors in business judgment and cannot be second-guessed through application of hindsight.  In an early court decision setting forth this Rule, the court reasoned that “mistakes or errors in the exercise of honest business judgment do not subject the officer and directors to liability for negligence in the discharge of their appointed duties.”  Otis & Co. v. Pennsylvania R. Co., 61 F. Supp. 905 (D.C. Pa. 1945).  However, directors must actually exercise business judgment in order for this rule to apply, meaning that even their inactions must be the result of a conscious decision.  In other words, the Business Judgment Rule “has no role where directors have either abdicated their functions, or, absent a conscious decision, failed to act.”  Aronson v. Lewis, 473 A.2d 805, 813 (Del. Supp. 1984).

A corporation may also agree to limit the liability of directors and officers under certain circumstances.  The Corporations Act states that a corporation may eliminate or limit the liability of a director for monetary damages for the director’s action or inaction.  Id. § 16-10a-841(1).  Regardless of any provisions in its governing documents, a corporation may not release a director from liability for the following:  (i) the amount of financial benefit the director receives to which the director is not entitled, (ii) an intentional infliction of harm on the corporation, (iii) liability for an unlawful distribution, or (iv) an intentional criminal act.  Id. § 16-10a-841(1)(a)-(d).

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In addition to being able to place limitations on liability, a corporation may indemnify an individual against liability if the director acted in good faith, in keeping with the duty of loyalty, and, in a criminal proceeding, if the director had “no reasonable cause to believe his conduct was unlawful.” Utah Code Ann. § 16-10a-902.  Indemnity in this manner is mandatory if the director is successful in defense of any proceeding because he was the director of the corporation, unless such indemnification is expressly limited by the articles of incorporation.  In this situation, the corporation must indemnify the director against reasonable expenses incurred by the director, to the extent the director is successful in his own defense.  Id. § 16-10a-903.

II.

Additional Areas of Concern

Regardless of the standard of conduct discussed above, there are some areas where independent liability may attach.  These include securities law and tax law.

A.

Securities Law

Generally speaking, a corporation and, in certain situations, such corporation’s officers and/or directors, can be held liable for breaches of securities laws, both federal and/or state.  One of the most common sources of liability under the federal securities laws is Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), which imposes liability for material misstatements or omissions in connection with the offer or sale of securities.  Rule 10b-5 applies to both the public and private sale of securities.  As discussed below, liability under Rule 10b-5 may reach beyond the issuer of the securities to include persons who control the issuer or persons who were involved in the misstatement or omission giving rise to the liability.

1.

Controlling Persons

Federal securities laws may impose joint and several liability on “control persons”, or persons in control of or who direct others within their corporation, whether or not such control or direction relates to the purchase and/or sale of that corporation’s securities.  For example, Rule 10b-5 of the Exchange Act imposes liability on persons who control other persons who misrepresent or otherwise commit fraud in connection with the purchase or sale of securities.  However, it is important to note that such laws generally do not make the controlling person absolutely liable for substantive violations by the persons controlled by them.  In fact, under Section 15 of the Exchange Act, a controlling person can avoid liability by proving that “he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist.”

2.

Blue Sky Laws

Each state has its own set of laws relating to the purchase and sale of securities.  These laws are generally referred to as Blue Sky laws.  It is important to note that because each state has its own Blue Sky laws, an issuer of securities must ascertain its compliance in each state in which it offers securities to be sold.  It is also important to note that the determining factor as to whether a particular state’s Blue Sky laws apply is whether an issuer offered its securities in that particular state, not necessarily whether the issuer actually sold securities in that particular state.

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3.

Broker/Dealer

Persons who facilitate the sale of securities on behalf of another person must register with the SEC and with the various states in which that person is so acting as a broker-dealer.  Under federal law all registered broker-dealers, with limited exceptions, must be members of a registered association of securities dealers.  The only such registered association of securities dealers is presently the Financial Industry Regulatory Authority (FINRA), which is a successor to the National Association of Securities Dealers (NASD).

Failure to comply with federal and state broker-dealer registration and licensing requirements include both civil and, in some cases, criminal sanctions.  These liabilities may extend to officers and directors of the unregistered broker-dealer.

B.

Tax Law

Section 6672 of the Internal Revenue Code provides a 100% penalty against certain persons for the failure to deposit or pay over the withheld taxes from employees.  Since the funds covered by this section are the monies withheld from the employees, the employer is merely holding those funds temporarily in trust to be passed on to the IRS. As a result, those withheld funds are often referred to as “Trust Funds.”

Although this provision is referred to as a 100% penalty, the purpose is to shift the liability to the persons having authority to make the payments who failed to do so.  If that individual makes payment, then the corporation is relieved of the liability.  The person that is generally targeted for this personal liability is the person or persons who have the authority to sign checks to pay the taxes but who have failed to do so.  The person could be a corporate officer or just a clerical person if they had check signing authority.  Cases normally turn on whether the person had the authority to make the payments. Thus, directors, officers and/or managers all may be subject to liability depending upon the facts and circumstances of a particular case.

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DISCLOSURE SCHEDULE

TO

BOARD MEMBER AGREEMENT

(Conflict of Interests and Other Matters)

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